UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2014

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-6549	04-2240991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

829 Middlesex Turnpike, Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 262-8700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of American Science and Engineering, Inc. (the “Company”) was held on September 4, 2014 (the “2014 Annual Meeting”). At the 2014 Annual Meeting, the stockholders of the Company voted on the following proposals:

1. To elect the persons named in the Company’s proxy statement to serve as directors of the Company until the next annual meeting of stockholders and until their successors are elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes
Denis R. Brown	5,777,818	540,305	1,194,253
Charles P. Dougherty	6,204,452	113,671	1,194,253
Hamilton W. Helmer	5,787,637	530,486	1,194,253
Don R. Kania	5,797,141	520,982	1,194,253
Robert N. Shaddock	5,865,882	452,241	1,194,253
Mark S. Thompson	5,781,442	536,681	1,194,253
Jennifer L. Vogel	5,793,449	524,674	1,194,253

2.  To approve the Company’s 2014 Equity and Incentive Plan.  The proposal was approved by a vote of the stockholders as follows:

For:	3,278,648
Against:	3,028,250
Abstain:	11,225
Broker Non-Votes:	1,194,253

3. An advisory vote to approve named executive officer compensation. The proposal was approved by a vote of stockholders as follows:

For:	6,193,517
Against:	111,468
Abstain:	13,138
Broker Non-Votes:	1,194,253

4. To ratify the selection of the independent registered public accounting firm for the fiscal year ending March 31, 2015. The selection was ratified by a vote of stockholders as follows:

For:	7,471,522
Against:	31,275
Abstain:	9,579

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENCE AND ENGINEERING, INC.

Date: September 10, 2014	By:	/s/ Kenneth J. Galaznik

Kenneth J. Galaznik
Senior Vice President, CFO and Treasurer